Exhibit 3.1

PEBBLEBROOK HOTEL TRUST
ARTICLES SUPPLEMENTARY
PROHIBITING THE ELECTION OF SECTION 3-803 OF THE MGCL WITHOUT SHAREHOLDER APPROVAL
PEBBLEBROOK HOTEL TRUST, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Under a power contained in Section 3-802(c) of Title 3, Subtitle 8 of the Maryland General Corporation Law (the “MGCL”), the Board of Trustees of the Trust (the “Board”) has resolved to prohibit the Trust from electing to be subject to Section 3-803 of the MGCL unless a proposal to repeal such prohibition is approved by the affirmative vote of at least a majority of the votes cast on the matter by shareholders of the Trust entitled to vote generally in the election of trustees of the Trust.
SECOND: The action to prohibit the Trust from electing to be subject to Section 3-803 of the MGCL without the shareholder approval referenced above has been approved by the Board in the manner and by the vote required by law.
THIRD: The undersigned Chairman of the Board, President and Chief Executive Officer of the Trust acknowledges these Articles Supplementary to be the act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned Chairman of the Board, President and Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature page follows.]

IN WITNESS WHEREOF, PEBBLEBROOK HOTEL TRUST has caused these Articles Supplementary to be signed in its name and on its behalf by its Chairman of the Board, President and Chief Executive Officer and witnessed by its Executive Vice President, Chief Financial Officer, Treasurer and Secretary on October 26, 2015.

WITNESS:		PEBBLEBROOK HOTEL TRUST

By:	/s/ Raymond D. Martz	By:	/s/ Jon E. Bortz

	Raymond D. Martz		Jon E. Bortz
	Executive Vice President, Chief Financial Officer, Treasurer and Secretary		Chairman of the Board, President and Chief Executive Officer